Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-269778 to the Form S-4 of our report dated May 15, 2023, relating to the financial statements of Sierra Parima S.A.S. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte RD, S.R.L.

Santo Domingo, Dominican Republic

August 14, 2023